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                                                                    EXHIBIT 4.10





                D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO

                                       AND

                           FIRST UNION NATIONAL BANK,
                                       as
                                     Trustee



                               ------------------


                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of August 31, 1998

                               ------------------





                                10% SENIOR NOTES
                                    DUE 2006













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



         SECOND SUPPLEMENTAL INDENTURE, dated as of August 31, 1998, and effective as of the dates set forth in Articles I and II below, to the Indenture, dated as of April 15, 1996 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, Continental Homes Holding Corp., a Delaware corporation ("Continental"), and the Trustee entered into the Indenture pursuant to which Continental issued $150,000,000 principal amount of 10% Senior Notes due 2006 (the "Securities");

         WHEREAS, on April 20, 1998, pursuant to the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger, dated as of December 18, 1998, by and between the Company and Continental, Continental was duly merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation;

         WHEREAS, as a result of the Merger, the Company succeeded to all obligations, duties and liabilities of Continental under the Indenture as if incurred or contracted by the Company;

         WHEREAS, pursuant to Section 4.16 of the Indenture, the Company is required to cause any Subsidiary with a net book value greater than $10,000,000 which is a Restricted Subsidiary to guarantee, simultaneously with its designation as a Restricted Subsidiary, the payment of the Securities pursuant to the terms of Article 10 and Exhibit B of the Indenture;

         WHEREAS, in accordance with Section 4.16 of the Indenture, the Company desires to cause certain newly organized or acquired Subsidiaries who are deemed to be Restricted Subsidiaries according to the Indenture to guarantee the payment of the Securities;

         WHEREAS, pursuant to Section 10.04 of the Indenture, a Guarantor may merge with or into, or dissolve into, another Restricted Subsidiary and, upon such merger or dissolution, the Guarantee given by such Guarantor shall no longer have any force or effect;

         WHEREAS, in accordance with Section 10.04 of the Indenture, the Company has caused certain Guarantors to merge with and into, or have all their property conveyed to, certain Restricted Subsidiaries (the "Merged Guarantors"), whereupon the Guarantees given by such Guarantors shall no longer have any force or effect;

         WHEREAS, the execution of this Second Supplemental Indenture has been duly authorized by the Boards of Directors of the Company and the Additional Guarantors and all things necessary to make this Second Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;

         NOW THEREFORE, for and in consideration of the premises, the Company, the Additional Guarantors and the Existing Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:

                                   ARTICLE I.

                              ADDITIONAL GUARANTOR

         1.1. As of May 1, 1998, and August 28, 1998, respectively, the respective dates of their organization, and in accordance with Sections 4.16 and
10.03 of the Indenture, the following Restricted Subsidiaries (the "Additional Guarantors") hereby severally agree to be subject to and bound by the terms of the Indenture applicable to a Guarantor and hereby jointly and severally unconditionally and irrevocably guarantee on a senior basis the payment of the Securities pursuant to the terms of Article 10 of, and Exhibit B to, the
Indenture:

Name                                             Jurisdiction of Organization
D.R. Horton, Inc. - Portland                     Delaware
Magnolia Homes Builders, Inc.                    Georgia

         1.2 The Additional Guarantors shall execute and deliver a Guarantee, which shall be incorporated herein by reference in the form set forth in Exhibit B to the Indenture.

                                   ARTICLE II.
                                MERGED GUARANTORS

         2.1 In accordance with Section 10.04 of the Indenture, the Company and the Trustee acknowledge that the Guarantees previously given by the following Merged Guarantors no longer have any force or effect by reason of the merger or dissolution of the Merged Guarantors into the Restricted Subsidiaries as indicated below:

                  (a) DRH New Mexico Construction, Inc. merged into D.R. Horton, Inc. - Albuquerque, as of April 30, 1998, and the name of D.R. Horton, Inc. - Albuquerque was changed to D.R. Horton, Inc. - Louisville.

                  (b) The name of Continental Homes of Austin, L.P., was changed to Continental Homes of Texas, L.P. and Continental Homes of Dallas, L.P. and Continental Homes of San Antonio, L.P. merged into Continental Homes of Texas, L.P. as of July 31, 1998.

                  (c) SGS Communities at West Windsor, LLC dissolved as of July 31, 1998, and its assets were distributed to Meadows IX, Inc.

                                  ARTICLE III.
                            MISCELLANEOUS PROVISIONS

         3.1 This Second Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture, the First Supplement Indenture thereto, and this Second Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

         3.2 The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         3.3 In the event that any provision in this Second Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.4 The article and section headings herein are for convenience only and shall not affect the construction hereof.

         3.5 Any capitalized term used in this Second Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

         3.6 All covenants and agreements in this Second Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors and assigns.

         3.7 The laws of the State of New York shall govern this Second Supplemental Indenture, the Securities of each Series and the Guarantees.

         3.8 Except as amended by this Second Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

         3.9 This Second Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Second Supplemental Indenture.

         3.10 All liability described in paragraph 16 of the Notes of any director, officer, employee or stockholder, as such, of the Company or any Guarantor is waived and released.

         3.11 The Trustee accepts the modifications of the trust effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Additional Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture, and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                  D.R. HORTON, INC.

                                  By: /s/ David J. Keller
                                      ---------------------------------
                                      David J. Keller
                                      Executive Vice President,
                                      Chief Financial Officer and Treasurer


                                  ADDITIONAL GUARANTORS:
                                  D.R. Horton, Inc. - Portland
                                  Magnolia Homes Builders, Inc.


                                  By: /s/ David J. Keller
                                      ---------------------------------
                                      David J. Keller, Treasurer

                                  EXISTING GUARANTORS:
                                  DRHI, Inc.
                                  Meadows I, Ltd.
                                  Meadows II, Ltd.
                                  Meadows IX, Inc.
                                  Meadows X, Inc.
                                  D.R. Horton, Inc. - Minnesota
                                  D.R. Horton, Inc. - Greensboro
                                  D.R. Horton, Inc. - Birmingham
                                  D.R. Horton, Inc. - New Jersey
                                  D.R. Horton, Inc. - Torrey
                                  DRH Construction, Inc.
                                  D.R. Horton, Inc. - Louisville
                                  D.R. Horton, Inc. - Denver
                                  D.R. Horton Denver Management Company, Inc.
                                  D.R. Horton San Diego Holding Company, Inc.
                                  D.R. Horton San Diego Management Company, Inc. D.R. Horton Los Angeles Holding Company, Inc. D.R. Horton Los Angeles Management
                                    Company, Inc.
                                  S. G. Torrey Atlanta, Ltd.
                                  D.R. Horton, Inc. - Sacramento
                                  D.R. Horton Sacramento Management
                                    Company, Inc.
                                  C. Richard Dobson Builders, Inc.
                                  Land Development, Inc.
                                  DRH Tucson Construction, Inc.
                                  Continental Homes, Inc.
                                  KDB Homes, Inc.
                                  L&W Investments, Inc.
                                  Continental Ranch, Inc.
                                  Continental Homes of Florida, Inc.
                                  CHI Construction Company
                                  CHTEX of Texas, Inc.
                                  CH Investments of Texas, Inc.


                                  By: /s/ David J. Keller
                                      ---------------------------------
                                      David J. Keller, Treasurer

                                  SGS COMMUNITIES AT GRANDE QUAY, LLC

                                  By Meadows IX, Inc., a member

                                  By: /s/ Donald R. Horton
                                      ---------------------------------
                                      Donald R. Horton
                                      Chairman of the Board

                                  and

                                  By Meadows X, Inc., a member

                                  By: /s/ Donald R. Horton
                                      ---------------------------------
                                      Donald R. Horton
                                      Chairman of the Board

                                  D.R. HORTON MANAGEMENT COMPANY, LTD.
                                  D.R. HORTON - TEXAS, LTD.

                                  By Meadows I, Ltd., its general partner

                                  By: /s/ Donald R. Horton
                                      ---------------------------------
                                      Donald R. Horton
                                      Chairman of the Board

                                  CONTINENTAL HOMES OF TEXAS, L.P.

                                  By CHTEX of Texas, Inc.
                                  Its:     General Partner


                                  By: /s/ David J. Keller
                                      ---------------------------------
                                      David J. Keller, Treasurer

                                  FIRST UNION NATIONAL BANK, as Trustee

                                  By: /s/ George J. Rayzis
                                      ---------------------------------
                                      Name:  George J. Rayzis
                                      Title:  Vice President